UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 28, 2013
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.
Redemption Agreement
On April 1, 2013, Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), completed the redemption (the “Redemption”) of all 3,000,000 of its outstanding Series A Convertible Preferred Units (the “Redeemed Units”) from Regency GP Acquirer L.P., a Delaware limited partnership (“GE Regency”), pursuant to a Preferred Unit Redemption Agreement (“Redemption Agreement”), dated as of March 28, 2013, between ETE and GE Regency. ETE paid $305,866,667.00 in cash to GE Regency as consideration for the Redeemed Units, which represented principal and accrued and unpaid distributions payable thereon.
Prior to the Redemption, on March 28, 2013, ETE paid GE Regency $40,000,000.00 in cash in exchange for GE Regency relinquishing its right to receive any premium in connection with a future redemption or conversion of the Series A Convertible Preferred Units.
The Redemption Agreement contains representations, warranties and covenants that are typical for transactions of this nature. The foregoing summary of the Redemption Agreement does not purport to be complete, and is qualified in its entirety by reference to the Redemption Agreement filed as Exhibit 10.1 hereto.
Bridge Loan Credit Agreement
In order to finance a portion of the costs associated with the Redemption, on April 1, 2013, ETE entered into a senior secured bridge term loan credit agreement (the “Credit Agreement”) with Credit Suisse AG, as administrative agent, and the lenders party thereto. The Credit Agreement provides the Partnership with secured financing in an aggregate principal amount of up to $275,000,000. Upon the satisfaction of certain conditions precedent, including the delivery of certain documents requested by the administrative agent (including financial statements, favorable opinions of counsel and customary corporate authorization documents) and the payment of relevant fees and expenses, ETE borrowed the full amount of the bridge facility. The Partnership may use the proceeds of the loans under the Credit Agreement to fund a portion of the redemption price for the Redeemed Units and to pay the fees and expenses incurred in connection with the Redemption and the Credit Agreement.
The obligations of ETE under the Credit Agreement are secured equally and ratably with ETE's existing credit facilities and senior notes by all tangible and intangible assets of ETE and certain of its subsidiaries. The maturity date of the Credit Agreement is June 28, 2013. ETE shall not be required to make any amortization payments with respect to the loans under the Credit Agreement. Amounts borrowed under the Credit Agreement will bear interest at either LIBOR or base rate plus an applicable margin based on the election of ETE for each interest period. The applicable margin for LIBOR rate loans is 2.50% and the applicable margin for base rate loans is 1.50%.
ETE may voluntarily prepay the loans at any time without premium or penalty, subject to any applicable breakage costs for loans bearing interest at LIBOR. Under certain circumstances, ETE is required to repay the term loan in connection with (i) asset sales yielding net proceeds in excess of $25,000,000, (ii) the issuance by ETE of any indebtedness for borrowed money or (iii) the sale of any equity interests of ETE. The Credit Agreement also includes certain customary (i) affirmative covenants, including delivery of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain material events, preservation of existence, payment of material taxes and other claims, maintenance of properties and insurance, maintenance of books and records, access to properties and records for inspection by administrative agent and lenders, further assurances and provision of additional guarantees and (ii) negative covenants, including restrictions on ETE and its restricted subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, modify terms of organization documents or certain material agreements or enter into transactions with shareholders or affiliates, in each case substantially similar to the affirmative and negative covenants in ETE's existing term loan credit facility. The Credit Agreement also requires the maintenance of (i) a maximum debt to EBITDA ratio, as of the last day of each fiscal quarter, of 5.5 to 1.0 at any time with respect to ETE (subject to increases to 6.0 to 1.0 in connection with certain future specified acquisitions), and (ii) a minimum EBITDA to consolidated fixed charges ratio, as of the last day of each fiscal quarter, of 1.5 to 1.0 at any time. During the continuance of an event of default, the lenders under the Credit Agreement may take a number of actions, including declaring the entire amount then outstanding under the Credit Agreement due and payable.
Certain of the lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for ETE and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.
The information provided in Item 1.01 above is incorporated by reference into this Item 2.03. The foregoing description is qualified in its entirety by the exhibit incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10 .1	Preferred Unit Redemption Agreement, dated as of March 28, 2013, by and between Energy Transfer Equity, L.P. and Regency GP Acquirer L.P.
10.2	Senior Secured Bridge Term Loan Agreement, dated as of April 1, 2013, by and between Energy Transfer Equity, L.P. and Credit Suisse AG, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

Date: April 2, 2013	/s/ John W. McReynolds John W. McReynolds President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Preferred Unit Redemption Agreement, dated as of March 28, 2013, by and between Energy Transfer Equity, L.P. and Regency GP Acquirer L.P.
10.2	Senior Secured Bridge Term Loan Agreement, dated as of April 1, 2013, by and between Energy Transfer Equity, L.P. and Credit Suisse AG, as administrative agent, and the lenders party thereto.